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                                                                    EXHIBIT 10.9

                             EIGHTH AMENDMENT TO THE
                     THIRD AMENDED AND RESTATED AGREEMENT OF
                  LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.


         This EIGHTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of December 14, 1999 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and/or supplemented from time to time (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

         WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of Partnership Preferred Units.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (1) The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit T," in the form attached hereto, which shall be attached to and made a part of the Agreement.

         (2) Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            THE GENERAL PARTNER:

                                            AIMCO-GP, INC.



                                            By: /s/ PETER KOMPANIEZ
                                               ---------------------------------
                                               Name:
                                               Title:

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                                    EXHIBIT T

                         PARTNERSHIP UNIT DESIGNATION OF
                  THE CLASS FOUR PARTNERSHIP PREFERRED UNITS OF
                                       AIMCO PROPERTIES, L.P.


         1.       NUMBER OF UNITS AND DESIGNATION.

         A class of Partnership Preferred Units is hereby designated as "Class Four Partnership Preferred Units," and the number of Partnership Preferred Units constituting such class shall be 5,100,000.

         2.       DEFINITIONS.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, supplemented or restated from time to time (the "Agreement"), as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

         "Adjustment Factor" means 1.0; provided, however, that in the event that:

         (i) the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

         (ii) the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

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         (iii) the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

         Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

         "Assignee" shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 of the Agreement.

         "Cash Amount" shall mean, with respect to any Tendered Units, cash in an amount equal to the sum of (x) the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit, plus,
(y) if positive, the product of (i) the number of Tendered Units, multiplied by
(ii) the Liquidation Preference for a Preferred Unit (excluding any accumulated, accrued or unpaid distributions), multiplied by (iii) the quotient obtained by dividing (a) the amount by which the Market Value of a Common Share, calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units, exceeds $45, by (b) $45.

         "Class Four Partnership Preferred Unit" or "Preferred Unit" shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

         "Common Shares" shall mean the shares of Class A Common Stock of the Previous General Partner.

         "Common Shares Amount" shall mean, with respect to any Tendered Units, a number of Common Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a Common Share calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

         "Conversion Price" shall mean, as of any date, the quotient obtained by dividing $45 by the Adjustment Factor in effect as of such date.

         "Current Market Price" of a share of any Equity Stock shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the NASDAQ National Market or if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for each security on such

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day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the General Partner or the Board of Directors of the General Partner or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the General Partner.

         "Cut-Off Date" shall mean the fifth (5th) Business Day after the General Partner's receipt of a Notice of Redemption.

         "Declination" shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

         "Distribution Payment Date" shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Previous General Partner.

         Internal Rate of Return" shall mean, as of any determination date, the effective discount rate under which the present value of the Inflows associated with an outstanding Class Four Partnership Preferred Unit equals $25. For purposes of calculation of Internal Rate of Return, "Inflows" shall mean (a) all distributions (whether paid in cash or property) that have been received in respect of such unit, (b) the cash payment in respect of distributions payable on such unit pursuant to Section 7(b)(iii) hereof if such unit were converted to Partnership Common Units on the determination date, and (c) the amount by which the Market Value of a REIT Share, as of the determination date, exceeds the Conversion Price then in effect. For purposes of calculating the amounts of any Inflows, all distributions received in property shall be deemed to have a value equal to the Market Value of such distributions as of the date such distribution is received. Neither the fact of any transfer of any units of the Class Four Partnership Preferred Units nor the amount of any consideration received by the holder thereof or paid by any successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return.

         "Junior Partnership Units" shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

         "Liquidation Preference" shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

         "Majority in Interest of the Limited Partners" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the
(a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units, Class I High Performance Partnership Units, Class Four Partnership Preferred Units and all other outstanding classes of Partnership Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2))).



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         "Market Value" shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days (or twenty (20) consecutive Trading Days for purposes of calculating "Internal Rate of Return") immediately preceding the calculation date. The market price for any such trading day shall be:

                  (i) if the shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

                  (ii) if the shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

                  (iii) if the shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

         "Notice of Redemption" shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

         "Parity Partnership Units" shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

         "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Primary Offering Notice" shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

         "Public Offering Funding" shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

         "Redemption" shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.


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         "Registrable Shares" shall have the meaning set forth in Section
6(f)(2) of this Partnership Unit Designation.

         "Senior Partnership Units" shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

         "Single Funding Notice" shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

         "Specified Redemption Date" shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 5 hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

         "Tendering Party" shall have the meaning set forth in Section 6(b) hereof.

         "Tendered Units" shall have the meaning set forth in Section 6(b) hereof.

         "Trading Day" shall mean, when used with respect to the Closing Price of a share of any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer Agent" shall mean such transfer agent as may be designated by the Partnership or its designee as the transfer agent for the Class Four Partnership Preferred Units; provided, that if the Partnership has not designated a transfer agent then the Partnership shall act as the transfer agent for the Class Four Partnership Preferred Units.

         3.       RANKING.

         Any class or series of Partnership Units of the Partnership shall be deemed to rank:

                  (a) prior or senior to the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts


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distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Four Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as "Senior Partnership Units");

                  (b) on a parity with the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Four Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class I Partnership Preferred Units, Class J Partnership Preferred Units, Class K Partnership Preferred Units, Class L Partnership Preferred Units, Class One Partnership Preferred Units or Class Two Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class Four Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Partnership Units"); and

                  (c) junior to the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class Four Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Partnership Units").

         4.       QUARTERLY CASH DISTRIBUTIONS.

                  (a) Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions at the rate of $0.50 per Preferred Unit. Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.


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                  (b) When distributions are not paid in full upon the Preferred
Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred
Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

                  (c) Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, the Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

                  (d) Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or
(ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner's qualification as a REIT.

         5.       LIQUIDATION PREFERENCE.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of (i) $25 per Preferred Unit, plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the Partnership.

                  (b) If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Partnership Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the

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proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

                  (c) A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership's assets.


                  (d) Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

         6.       REDEMPTION.

                  (a) Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

                  (b) On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (any Preferred Units tendered for Redemption being hereafter "Tendered Units") in exchange (a "Redemption") for Common Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the "Tendering Party").

                  (c) If the Partnership elects to redeem Tendered Units for Common Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such Common Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party's exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for Common Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for Common Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of Common Shares equal to the Common Shares Amount for such number of Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such


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acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner's view, to effect compliance with the Securities Act. The Common Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or "blue sky" laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this
Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such Common Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

                  (d) The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

                  (e) A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner's sole and absolute discretion, in immediately available funds.

                  (f) In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for Common Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a "Declination"):

                           (1) The Previous General Partner or the General
                  Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

                           (2) The Partnership may elect to raise funds for the
                  payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a "Public Offering Funding") by the Previous General Partner of a number of Common Shares

                  ("Registrable Shares") equal to the Common Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

                           (3) Promptly upon the General Partner's receipt of
                  the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership's Declination, the General Partner shall give notice (a "Single Funding Notice") to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this
                  Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section
                  6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partner, as the case may be, to an equitable Percentage Interest adjustment.

                  (g) Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the Common Shares if such exchange would be prohibited under the Charter.

                  (h) Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

                           (1) All Preferred Units acquired by the Previous
                  General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to either or both of the General Partner and the Special Limited Partner in such proportions as the Previous General Partner, the General Partner and the Special Limited Partner shall determine.

                           (2) Subject to the Ownership Limit, no Tendering
                  Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

                           (3) Each Tendering Party (a) may effect a Redemption
                  only once in each fiscal quarter of a Twelve-Month Period and
                  (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

                           (4) Notwithstanding anything herein to the contrary,
                  with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees)
                   then owning Partnership Interests (a "Primary Offering Notice") that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in
                  Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

                           (5) Without the Consent of the Previous General
                   Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

                           (6) The consummation of such Redemption shall be
                  subject to the expiration or termination of the applicable waiting period, if any, under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                           (7) The Tendering Party shall continue to own
                  (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this
                  Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partner) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

                  (i) In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

                           (1) A written affidavit, dated the same date as the
                  Notice of Redemp tion, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any

                  Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own Common Shares in excess of the Ownership Limit;

                           (2) A written representation that neither the
                  Tendering Party nor any Related Party has any intention to acquire any additional Common Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

                           (3) An undertaking to certify, at and as a condition
                  to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b)) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own Common Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

                  (j) On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder's Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver Common Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or Common Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

                  (k) Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares otherwise issuable by the Previous General Partner hereunder.

                  (l) Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner's Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering

Party) may, in the General Partner's sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

         7.       CONVERSION.

                  (a) (i) Subject to and upon compliance with the provisions of this Section 7, a holder of Class Four Partnership Preferred Units shall have the right, at such holder's option, to convert such units, in whole or in part, into the number of Partnership Common Units per Class Four Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Four Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the holder of each Class Four Partnership Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent, accompanied by written notice to the Partnership that the holder thereof elects to convert such Class Four Partnership Preferred Unit.

                      (ii) With respect to any Class Four Partnership Preferred Units that have been issued and outstanding for at least two (2) years, if, as of any date, the Internal Rate of Return exceeds 12.5%, then the Partnership shall have the right, but not the obligation, to cause such Class Four Partnership Preferred Units to be converted, in whole or in part, into the number of Partnership Common Units per Class Four Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Four Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the Partnership shall send notice of such conversion to each holder of record of Class Four Partnership Preferred Units no later than five Business Days after a date on which the Internal Rate of Return exceeds 12.5%. Such notice shall be provided by facsimile or, if facsimile is not available, then by first class mail, postage prepaid, at such holders' address as the same appears on the records of the Partnership. Any notice which was transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date received by the holder. Each such notice shall state, as appropriate: (1) the date of conversion, which date may be any date within one business day following the date on which the notice is transmitted or mailed;
(2) the number of units of Class Four Partnership Preferred Units to be converted and, if fewer than all such units held by such holder are to be converted, the number of such units to be converted; and (3) the then current Conversion Price. Upon receiving such notice of conversion, each such holder shall promptly surrender the certificates representing such Class Four Partnership Preferred Units as are being converted on the conversion date, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying Class Four Partnership Preferred Units into Partnership Common Units.

                  (b) (i) Unless the Partnership Common Units issuable on conversion are to be issued in the same name as the name in which such Class Four Partnership Preferred Units are registered, each such unit surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized representative, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

                      (ii) A holder of Class Four Partnership Preferred Units shall, as of the date of the conversion of such units to Partnership Common Units, be entitled to receive a cash payment in respect of any distributions (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any distributions on such units that has been declared but for which the Distribution Payment Date has not yet been reached shall be payable as of such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or nor in arrears, on converted units.

                           (iii) As promptly as practicable after the surrender
of certificates for Class Four Partnership Preferred Units as aforesaid, and in any event no later than three business days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders' written order, a certificate or certificates for the number of full Partnership Common Units issuable upon the conversion of such Class Four Partnership Preferred Units in accordance with the provisions of this Section 7, and any fractional interest in respect of a Partnership Common Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

                           (iv) Each conversion shall be deemed to have been
effected (x) in the case of a conversion pursuant to subparagraph (a)(i) of this
Section 7 immediately prior to the close of business on the date on which the certificates for Class Four Partnership Preferred Units shall have been surrendered and such notice received by the Partnership as provided in subparagraph (a)(i) of this Section 7, and (y) in the case of a conversion pursuant to subparagraph (a)(ii) of this Section 7, immediately prior to the close of business on the date identified as the conversion date in the notice of conversion sent by the Partnership pursuant to subparagraph (a)(ii) of this
Section 7; and, in the case of (x) or (y), the person or persons in whose name or names any certificate or certificates for Partnership Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date in the notice of conversion sent by the Partnership as aforesaid.

                  (c) No fractional Partnership Common Units or scrip representing fractions of a Partnership Common Unit shall be issued upon conversion of the Class Four Partnership Preferred Units. Instead of any fractional interest in a Partnership Common Unit that would otherwise be deliverable upon the conversion of Class Four Partnership Preferred Units, the Partnership shall pay to the holder of such units an amount of cash equal to the product of (i) such fraction and (ii) the value of a REIT Share as of the date of conversion. If more than one of any holder's units shall be converted at one time, the number of full Partnership Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class Four Partnership Preferred Units so converted.

                  (d) If the Partnership shall be a party to any transaction (including with limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership's assets or recapitalization of the Partnership Common Units, but excluding any transaction as to which a charge in the Adjustment Factor would be effected) (each of the foregoing being referred to herein as a "Transaction"), in each case, as a result of which Partnership Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Class Four Partnership Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Partnership Common Units into which Class Four

Partnership Preferred Units were convertible immediately prior to such Transaction. The Partnership shall not be a party to any transaction unless the terms of such Transaction are consistent with the provisions of this paragraph
(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class Four Partnership Preferred Units that will contain provisions enabling the holders of the Class Four Partnership Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Partnership Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Paragraph (d) shall apply to successive Transactions.

                  (e) Whenever the Conversion Price is adjusted as herein provided (whether pursuant to paragraph (d) of this Section 7 or as a result of a change in the Adjustment Factor), the General Partner shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the General Partner shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Class Four Partnership Preferred Units at such holder's address as shown on the records of the Partnership.

                  (f) In any case in which an adjustment to the Adjustment Factor shall become effective immediately after the effective date of an event, retroactive to the record date, if any, for such event, the Partnership may defer until the occurrence of such event (A) issuing to the holder of any Class Four Partnership Preferred Units converted after such record date and before the occurrence of such event the additional Partnership Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Partnership Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(c).

                  (g) There shall be no adjustment of the Conversion Price in case of the issuance of any unit of the Partnership except as specifically set forth in the definition of "Adjustment Factor" or in this Section 7. In addition, notwithstanding any other provision contained in the definition of "Adjustment Factor" or in this Section 7, there shall be no adjustment of the Conversion Price upon the payment of any cash distributions on any units of the Partnership.

                  (h) If the Partnership shall take any action affecting the Partnership Common Units, other than action described in the definition of "Adjustment Factor" or in this Section 7 that, in the opinion of the General Partner would materially adversely affect the conversion rights of the holders of Class Four Partnership Preferred Units, the Conversion Price for the Class Four Partnership Preferred Units may be adjusted, to the extent permitted by law in such manner, if any, and at such time as the General Partner, in its sole discretion, may determine to be equitable under the circumstances.

                  (i) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Partnership Common Units or other securities or property on conversion of Class Four Partnership Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Partnership Common Units or other securities or property in a name other than that of the holder of the Class Four Partnership Preferred

Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

                  (j) In addition to any other adjustment required hereby, to the extent permitted by law, the Partnership from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

                  (k) For purposes of the definition of "Twelve-Month Period" in the Agreement, any holder of Class Four Partnership Preferred Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such Class Four Partnership Units were acquired.

         8.       STATUS OF REACQUIRED UNITS.

         All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

         9.       GENERAL.

         The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Preferred Units.

         10.      ALLOCATIONS OF INCOME AND LOSS.

         For each taxable year, each holder of Preferred Units will be allocated a portion of the Net Income and Net Loss of the Partnership equal to the portion of the Net Income and Net Loss of the Partnership that would be allocated to such holder pursuant to Article 6 of the Agreement if such holder held a number of Partnership Common Units equal to (i) the number of Preferred Units held by such holder, multiplied by (ii) 0.625. Upon liquidation, dissolution or winding up of the Partnership, the Partnership shall endeavor to allocate income and gain to the holders of the Preferred Units such that the Capital Accounts related to the Preferred Units are equal to their Liquidation Preference.

         11.      VOTING RIGHTS.

         Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Preferred Units are outstanding, for purposes of determining the Consent of Limited Partners under the Agreement, the "Majority In Interest of the Limited Partners" shall have the meaning set forth in Section 2 hereof. As long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to materially and adversely affect the rights or preferences of the holders of Preferred Units.

With respect to the exercise of the above-described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

         12.      RESTRICTIONS ON TRANSFER.

         Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.

                                                                         ANNEX I
                                                                    TO EXHIBIT T

                              NOTICE OF REDEMPTION


To:      AIMCO Properties, L.P.
         c/o AIMCO-GP, Inc.
         Colorado Center, Tower Two
         2000 South Colorado Boulevard, Suite 2-1000
         Denver, Colorado 80222
         Attention:  Investor Relations

                  The undersigned Limited Partner or Assignee hereby irrevocably tenders for redemption Class Four Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as it may be amended and supplemented from time to time (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Four Partnership Preferred Units. The undersigned Limited Partner or Assignee:

                  (a) if the Partnership elects to redeem such Class Four Partnership Preferred Units for Common Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner's or Assignee's right, title and interest in and to such Class Four Partnership Preferred Units;

                  (b) undertakes (i) to surrender such Class Four Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date:

                           (1) A written affidavit, dated the same date as this
                  Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemp tion, neither the undersigned Limited Partner or Assignee nor any Related Party will own Common Shares in excess of the Ownership Limit;

                           (2) A written representation that neither the
                  undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional Common Shares prior to the closing of the Redemp tion contemplated hereby on the Specified Redemption Date; and

                           (3) An undertaking to certify, at and as a condition
                  to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contem plated hereby, neither the undersigned Limited Partner or Assignee nor any


                                      T-I-1

                  Related Party shall own Common Shares in violation of the Ownership Limit.

                  (c) directs that the certificate representing the Common Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

                  (d)  represents, warrants, certifies and agrees that:

                           (i) the undersigned Limited Partner or Assignee has,
                  and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

                           (ii) the undersigned Limited Partner or Assignee has,
                  and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

                           (iii) the undersigned Limited Partner or Assignee has
                  obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surren der.

Dated:  __________________

                                    Name of Limited Partner or Assignee:

                                    --------------------------------------------

                                    --------------------------------------------
                                    (Signature of Limited Partner or Assignee)

                                    --------------------------------------------
                                    (Street Address)

                                    --------------------------------------------
                                    (City)                 (State)   (Zip Code)


                                    Signature Guaranteed by:


                                    --------------------------------------------

(continued on next page)


                                      T-I-2

Issue check payable to
or Certificates in the
name of:
          ------------------------------------------

Please insert social security
or identifying number:
                                             -----------------------------------

NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS FOUR PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITU
TION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBER SHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.


                                      T-I-3

                                                                        ANNEX II
                                                                    TO EXHIBIT T

                            FORM OF UNIT CERTIFICATE
                                       OF
                     CLASS FOUR PARTNERSHIP PREFERRED UNITS

[THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION,]1 THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994, AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC, THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                     Certificate Number
                                                                       ---------
                                       AIMCO PROPERTIES, L.P.
                           FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that
                    ------------------------------------------------------------
is the owner of
                ----------------------------------------------------------------

                     CLASS FOUR PARTNERSHIP PREFERRED UNITS
                                       OF
                             AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Four Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:                                           By
                                                     ---------------------------

------------


1 Not required if Units are issued pursuant to a current and effective registra tion statement under the Act.


                                               T-II-1

                                   ASSIGNMENT




         For Value Received, ____________________________ hereby sells, assigns and transfers unto _____________________________________________________________
________________________________________________________________________________
______________________ Class Four Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Four Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.


Dated:  ____________________

                                               By:
                                                  ------------------------------
                                                  Name:


                                               Signature Guaranteed by:


                                               ---------------------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITU
TION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBER SHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.


                                               T-II-2